UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D. C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)		May 21, 2003
PEPCO HOLDINGS, INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	000-33049 (Commission File Number)	52-2297449 (I.R.S. Employer Identification No.)
701 Ninth Street, N. W., Washington, D. C (Address of principal executive offices		20068 (Zip Code)
Registrant's telephone number, including area code		(202) 872-3526
(Former Name or Former Address, if Changed Since Last Report)

PEPCO HOLDINGS, INC. Form 8-K
Item 5.

Other Events and Required FD Disclosure.

Pepco Holdings, Inc. (the "Company") has entered into an Underwriting Agreement, dated May 21, 2003, between the Company and Credit Suisse First Boston LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of themselves and on behalf of Banc One Capital Markets, Inc., Scotia Capital (USA) Inc., and Wachovia Securities, Inc. (the "Underwriting Agreement"), for the offer and sale of $200,000,000 in aggregate principal amount of Floating Rate Notes due November 15, 2004 (the "2004 Notes") and $200,000,000 in aggregate principal amount of 4.00% Notes due May 15, 2010 (the "2010 Notes") that are registered with the Securities and Exchange Commission on Registration Statement on Form S-3 (Registration No. 333-100478) and Registration Statement on Form S-3 (Registration No. 333-104350). The Underwriting Agreement is filed herewith as Exhibit 1.1. The form of 2004 Note is filed herewith as Exhibit 4.1 and the form of 2010 Note is filed herewith as Exhibit 4.2. The legality opinion of William T. Torgerson, Executive Vice President and General Counsel of the Company, relating to the issuance of the 2004 Notes and 2010 Notes is filed herewith as Exhibit 5.1.

Item 7.	Financial Statements and Exhibits. (c) Exhibits
	Exhibit No.	Description of Exhibit	Reference
	1.1	Underwriting Agreement, dated May 21, 2003, between the Company and Credit Suisse First Boston LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated	Filed herewith.
	4.1	Form of Floating Rate Notes due November 15, 2004	Filed herewith
	4.2	Form of 4.00% Notes due May 15, 2010	Filed herewith
	5.1	Opinion of William T. Torgerson	Filed herewith.
Signatures Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
May 27, 2003 DATE		PEPCO HOLDINGS, INC. (Registrant) By: Ellen Sheriff Rogers Vice President, Secretary and Assistant Treasurer -2-